                                                                   EXHIBIT 4.14

                            As of November 30, 1995





Sealy Corporation
1228 Euclid Avenue
Cleveland, Ohio 44115-1886

       Re:    Second Amendment
              ----------------

Ladies/Gentlemen:

     Please refer to the Restated Secured Credit Agreement dated as of May 27, 1994 (as previously amended, the "Credit Agreement") among Sealy Corporation, as Borrower, various banks and other financial institutions, Banque Paribas, Citicorp USA, Inc., Bank of America Illinois (formerly known as Continental Bank N.A.) and General Electric Capital Corporation, as Managing Agents, and Bank of America Illinois, as Administrative Agent. Terms defined in the Credit Agreement are used herein as so defined.

     The Borrower, the Required Banks and the Agent agree that the Credit Agreement shall be amended, effective as of November 30, 1995 as follows:

     (a) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Section 6.02.04(c) shall be amended in its entirety to read as follows:

     "SECTION 6.02.04(c). The Consolidated Fixed Charge Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                                            Minimum Fixed
          Period                                Charge
          ------                            Coverage Ratio
                                            ---------------
     Any Fiscal Quarter through Third        1.05 to 1.00
     Quarter of 1995 Fiscal Year

     Fourth Quarter of 1995 Fiscal Year      1.00 to 1.00

     First Quarter of 1996 Fiscal Year       1.05 to 1.00
     through Third Quarter of 1997 Fiscal
     Year

     Fourth Quarter of 1997 Fiscal Year      1.10 to 1.00."
     and thereafter

     (b) SECTION 1.01 DEFINITIONS. The definition of "Consolidated Fixed Charge Coverage Ratio" in Section 1.01 shall be amended by inserting the following parenthetical clause immediately after the phrase "pursuant to
Section 2.09(a)" in subclause (b) (iii) (A):

     "(PROVIDED, HOWEVER, that beginning with the scheduled payment due on February 28, 1996, the scheduled principal amount of each installment shall be deemed to be the amount set forth on Schedule I to the Second Amendment to this Agreement dated as of November 30, 1995)."

     Attached hereto as SCHEDULE I is a table setting forth the revised scheduled principal payments for purposes of computation of the Consolidated Fixed Charge Coverage Ratio pursuant to the Credit Agreement as amended hereby.

     Except as amended above, all terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     This Second Amendment may be executed in counterparts and shall become effective when the Administrative Agent has received counterparts hereof signed by the Borrower and the Reguired Banks. This Second Amendment shall be governed by the laws of the State of New York.

                                   Very truly yours,

                                   BANK OF AMERICA ILLINOIS,
                                     as Administrative Agent and
                                     Managing Agent


                                   By: /s/ Peggy A. Djmoto
                                       ------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------

                                   BANK OF AMERICA ILLINOIS, as a
                                     Bank

                                   By: /s/ William J. Stafeil
                                       ------------------------------
                                   Title: VICE PRESIDENT
                                         ----------------------------

                                   BANQUE PARIBAS, individually
                                     and as Managing Agent

                                   By: /s/ Albert A. Young, Jr.
                                      -------------------------------------
                                   Title:  SENIOR CREDIT OFFICER
                                         ----------------------------------

                                   By: /s/ Steven M. Heinen
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   CITICORP USA, INC.,
                                     individually and as Managing
                                     Agent

                                   By: /s/ Marjorie Futornick
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, individually
                                     and as Managing Agent

                                   By: /s/ William Brasse
                                      -------------------------------------
                                   Title:  ONLY AUTHORIZED SIGNATORY
                                         ----------------------------------

                                   BANK OF SCOTLAND

                                   By: /s/ Catherine M. Oniffrey
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   COMPAGNIE FINANCIERE de CIC et
                                   de L'UNION EUROPEENNE



                                   By: /s/ Marcus Edward
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   By: /s/ Sean Mounier
                                      -------------------------------------
                                   Title:  FIRST VICE PRESIDENT
                                         ----------------------------------

                                   CAISSE NATIONALE DE CREDIT
                                   AGRICOLE

                                   By: /s/ David Bouhl, F.V.P.
                                      -------------------------------------
                                   Title:  HEAD OF CORPORATE BANKING, CHICAGO
                                         ----------------------------------

                                   CREDIT LYONNAIS CHICAGO BRANCH

                                   By: /s/ Mary Ann Klemm
                                      -------------------------------------
                                   Title:  VICE PRESIDENT AND GROUP HEAD
                                         ----------------------------------

                                   CREDIT LYONNAIS CAYMAN ISLAND
                                   BRANCH

                                   By: /s/ Mary Ann Klemm
                                      -------------------------------------
                                   Title:  AUTHORIZED SIGNATURE
                                         ----------------------------------

                                   DRESDNER BANK AG CHICAGO AND
                                   GRAND CAYMAN BRANCHES

                                   By: /s/ E. P. Holder
                                      -------------------------------------
                                   Title: SVP
                                         ----------------------------------

                                   By: /s/ ???
                                      -------------------------------------
                                   Title: AVP
                                         ----------------------------------

                                   FIRST BANK NATIONAL
                                   ASSOCIATION

                                   By: /s/ Megan G. Mourning
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO

                                   By: /s/ Stephanie L. Tucker
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   THE FUJI BANK, LIMITED

                                   By: /s/ Peter L. Chinnici
                                      -------------------------------------
                                   Title:  Joint General Manager
                                         ----------------------------------

                                   HELLER FINANCIAL, INC.

                                   By: /s/ James D. Young
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LTD., CHICAGO BRANCH

                                   By: /s/ Brady S. Sadek
                                      -------------------------------------
                                   Title:  Vice President and Deputy
                                         ----------------------------------
                                           General Manager
                                         ----------------------------------


                                   MELLON BANK N.A.

                                   By: /s/ J. M. Anderson
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------

                                   NATIONAL CANADA FINANCE CORP.

                                   By: /s/ Damon E. Winet
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------
                                   By:
                                      -------------------------------------
                                   Title:
                                         ----------------------------------

                                   NATIONSBANK, N.A. (CAROLINAS)

                                   By:
                                      -------------------------------------
                                   Title:
                                         ----------------------------------

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By: /s/ James A. Wiene
                                      -------------------------------------
                                   Title:  Commercial Banking Officer
                                         ----------------------------------

                                   SHAWMUT BANK CONNECTICUT, N.A.

                                   By:
                                      -------------------------------------
                                   Title:
                                         ----------------------------------

                                   UNITED STATES NATIONAL BANK OF OREGON

                                   By: /s/ Douglas A. Rich
                                      -------------------------------------
                                   Title:  VICE PRESIDENT
                                         ----------------------------------


ACCEPTED AND AGREED as of
the date first written above

SEALY CORPORATION


By: /s/ ???
   -------------------------------------
Title:  Vice President and Treasure
      ----------------------------------

                                 SCHEDULE I
                                 ----------

        REVISED SCHEDULE OF "SCHEDULED PAYMENTS" FOR PURPOSES OF THE
        ------------------------------------------------------------
                  CONSOLIDATED FIXED CHARGE COVERAGE RATIO
                  ----------------------------------------

          DATE                                    AMOUNT
          ----                                    ------
1996
----
     February 28, 1996                                0
     May 31, 1996                               1,154,923.60
     August 31, 1996                            7,699,530.52
     November 30, 1996                          7,699,530.52

1997
----
     February 28, 1997                          1,924,882.60
     May 31, 1997                               1,924,882.60
     August 31, 1997                            7,699,530.52
     November 30, 1997                          7,699,530.52

1998
----
     February 28, 1998                          2,309,859.17
     May 31, 1998                               2,309,859.17
     August 31, 1998                            9,239,442.61
     November 30, 1998                          9,239,436.61

1999
----
     February 28, 1999                          2,309,859.17
     May 31, 1999                               2,309,859.17
     August 31, 1999                            9,239,436.61
     November 30, 1999                          9,239,436.61